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                                  EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT
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                                                    JURISDICTION OF
NAME                                                 INCORPORATION
- ----                                                ---------------
Merisel (UK) Limited...........................     United Kingdom
Merisel Canada, Inc............................     Canada
Merisel S.N.C..................................     France
Merisel GESmbh.................................     Austria
MIFINCO, Inc...................................     Delaware
Merisel Latin America, Inc.....................     Delaware
Softsel Foreign Sales Corporation..............     U.S. Virgin Islands
Merisel GmbH...................................     Germany
Merisel Mexico S.A. de C.V.....................     Mexico
Merisel Americas, Inc..........................     Delaware
Merisel Europe, Inc............................     Delaware
Merisel FAB, Inc...............................     Delaware
Merisel Asia, Inc..............................     Delaware
Merisel Information Services, Inc..............     Delaware
Merisel Licensing, Inc.........................     Delaware
Merisel Properties, Inc........................     Delaware
Merisel Capital Funding, Inc...................     Delaware
Merisel Netherlands B.V........................     Netherlands
Merisel France, Inc............................     Delaware